Exhibit 99.1

Earnings News

FOR RELEASE AT 4PM ET NOVEMBER 8, 2016
Arotech Reports Third Quarter and Year-to-Date 2016 Results

Diluted net income of $0.02 per share;
 continuing operations diluted net income of $0.06 per share

Ann Arbor, Michigan – November 8, 2016 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for its third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Financial and Business Highlights:
•	Total revenues of $24.3 million
•	Net income of $636,000; income from continuing operations of $1.5 million
•	Diluted net income per share of $0.02; continuing operations diluted income per share of $0.06
•	Adjusted EPS of $0.10 (reconciliation to diluted EPS appears in tables below)
•	Adjusted EBITDA of $3.1 million (reconciliation to net income appears in tables below)
•	Backlog of orders as of September 30, 2016 totaled $55 million versus $61.1 million as of the same period last year and $52 million as of June 30, 2016

U.S. $ in thousands, except per share data	Third Quarter		Second Quarter
	2016	2015	2016
GAAP Measures
Revenue	$24,300	$23,289	$21,780
Net income/(loss)	$636	$(618)	$(800)
Diluted net income/loss per share	$0.02	$(0.03)	$(0.03)

Non-GAAP Measures
Adjusted EBITDA from continuing operations	$3,121	$1,796	$1,069
Adjusted EPS from continuing operations	$0.10	$0.04	$0.01

“Arotech had strong gross margins in the third quarter which led to solid results,” commented Steven Esses, Arotech’s President and CEO. “Our focus on cost control is showing results, while we continue to position ourselves for important contracts that will bring back top line growth. We are encouraged with the third quarter results as they reflect strong execution on many levels. Our design, development and production efforts are leading to contract completions at or ahead of budgets in many cases.”

“Our results through three quarters, together with our forecast for the remainder of the year, lead us to confirm our previously given adjusted EBITDA and EPS guidance ($7-$8 million and $0.18-$0.20 per share), but we now expect to fall slightly below our revenue guidance of $100M for the year. The bulk of our business remains defense related, and we are finding it challenging to predict the timing of new awards.”

Third Quarter Financial Summary

Revenues for the third quarter were $24.3 million, compared to $23.3 million for the comparable period in 2015.

Gross profit for the third quarter was $7.9 million, or 32.4% of revenues, compared to $7.0 million, or 30.2% of revenues, for the prior year period.

Operating income for the third quarter of 2016 was $1.8 million, compared to Operating Income of $357,000 for the corresponding period in 2015. Included in operating income were operating expenses of $6.0 million in the third quarter of 2016 compared to $6.7 million in the year ago quarter.

Total other expenses were $(224,000) for the third quarter of 2016 and $(422,000) for the corresponding period in 2015.

The Company’s net income from continuing operations for the third quarter was $1.5 million, or $0.06 per basic and diluted share, compared to a net loss of $(355,000), or $(0.02) per basic and diluted share, for the corresponding period last year.

The Company’s net income (including discontinued operations) for the third quarter was $636,000 or $0.02 per basic and diluted share versus a loss of $(618,000) or $(0.03) per basic and diluted share in the third quarter of 2015.

Adjusted Earnings per Share (Adjusted EPS) was $0.10 for the third quarter of 2016 and $0.04 for the corresponding period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was approximately $3.1 million for the third quarter of 2016 and $1.8 million for the corresponding period of 2015.

Arotech believes that information concerning Adjusted EPS and Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EPS and Adjusted EBITDA, which are non-GAAP financial measures, as reflected in the tables below.

Year-to-Date Financial Summary

Revenues for the first nine months of 2016 were $71.5 million, compared to $69.2 million for the comparable period in 2015. The year-over-year increase was driven, in large part, by revenue growth in the Company’s Power Systems Division.

Gross profit for the first nine months of 2016 was $22.6 million, or 31.5% of revenues, compared to $20.2 million, or 29.1% of revenues, for the prior year period.

Operating income for the first nine months of 2016 was $2.0 million versus an operating loss of $(910,000) for the corresponding period in 2015. Included in operating income was $20.6 million of operating expenses in 2016 compared to $21.7 million in the corresponding period in 2015

Total other expense for the first nine months of 2016 were $(719,000) compared to total other expense of $(943,000) for the corresponding period in 2015. The difference was driven by lower interest expense incurred as a result of less total debt outstanding and lower interest rates in 2016 as compared to 2015.

The Company’s net income from continuing operations for the first nine months of 2016 was $554,000, or $0.02 per basic and diluted income per share, compared to a net loss of $(2.8) million, or $(0.12) per basic and diluted share, for the corresponding period last year.

The Company’s net loss for the first nine months of 2016 was $(808,000), or $(0.03) per basic and diluted share, compared to a loss of $(3.3) million, or $(0.14) per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the first nine months of 2016 was $0.16, compared to $0.04 for the corresponding period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months of 2016 was $6.2 million compared to $3.5 million for the corresponding period of 2015.

Arotech believes that information concerning Adjusted EPS and Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EPS and Adjusted EBITDA, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics

As of September 30, 2016, the Company had $10.6 million in cash and cash equivalents, as compared to $10.7 million in cash and cash equivalents at December 31, 2015.

As of December 31, 2015, Arotech has net operating loss carryforwards for U.S. federal income tax purposes of $40.7 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The Company accrued $229,000 in non-cash tax expenses in the third quarter of 2016, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.

As of September 30, 2016, the Company had total debt of $18.2 million, consisting of $7.4 million in short-term bank debt under its credit facility and $10.8 million in long-term loans. This is in comparison to December 31, 2015 when the Company had total debt of $20.3 million, consisting of $4.1 million in short-term bank debt and $16.2 million in long-term loans.

The Company also had $7.6 million in available, unused bank lines of credit with its primary bank as of September 30, 2016, under a $15.0 million credit facility through its main bank.

The Company had a current ratio (current assets/current liabilities) of 2.1 compared with the December 31, 2015 current ratio of 1.9.

Conference Call

The Company will host a conference call tomorrow, Wednesday, November 9, 2016 at 9:00 a.m. Eastern time, to review the Company’s financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

•	US: 1-800-862-7084
•	International: + 785-424-1181
•	Conference ID: AROTECH

The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.

A telephonic playback of the conference call will be archived on Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and 1-919-882-2331 internationally. The telephonic playback will be available beginning at 12:00 pm Eastern time on Wednesday, November 9, 2016, and continue through 11:59 pm Eastern time on November 15, 2016. The replay passcode is 10510.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contact:

Andrea Herman
+1-516-874-0597
andrea.h@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,557,870	$10,698,405
Trade receivables	17,226,850	17,401,479
Unbilled receivables	11,709,032	12,132,484
Other accounts receivable and prepaid	2,403,509	1,007,358
Inventories	10,569,742	9,607,836
Discontinued Operations	40,000	–
TOTAL CURRENT ASSETS	52,507,003	50,847,562
LONG TERM ASSETS:
Property and equipment, net	6,010,908	6,385,238
Other long term assets	4,812,096	5,394,158
Intangible assets, net	7,197,744	9,334,730
Goodwill	45,627,221	45,463,027
Discontinued operations	307,957	68,301
TOTAL LONG TERM ASSETS	63,955,926	66,645,454
TOTAL ASSETS	$116,462,929	$117,493,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,693,744	$5,914,042
Other accounts payable and accrued expenses	4,808,672	5,560,040
Current portion of long term debt	1,664,831	4,362,438
Short term bank credit	7,409,208	4,060,000
Deferred revenues	5,808,304	6,879,815
Discontinued operations	524,052	–
TOTAL CURRENT LIABILITIES	24,908,811	26,776,335
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	7,215,612	7,497,685
Long term portion of debt	9,164,244	11,856,522
Other long-term liabilities	7,733,403	7,295,808
Discontinued operations	55,678	19,295
TOTAL LONG-TERM LIABILITIES	24,168,937	26,669,310
TOTAL LIABILITIES	49,077,748	53,445,645
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	67,385,181	64,047,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,462,929	$117,493,016

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. Dollars, except share data)
	Nine months ended September 30,		Three months ended September 30,
	2016	2015	2016	2015
Revenues	$71,486,478	$69,160,381	$24,300,120	$23,289,448

Cost of revenues	48,933,171	49,005,379	16,436,276	16,254,419
Research and development expenses	2,367,964	2,697,121	752,847	680,414
Selling and marketing expenses	4,913,076	3,810,662	1,458,622	1,187,872
General and administrative expenses	11,149,640	12,270,493	3,122,853	4,089,442
Amortization of intangible assets	2,164,937	2,286,384	698,297	720,117
Total operating costs and expenses	69,528,788	70,070,039	22,468,895	22,932,264

Operating income (loss)	1,957,690	(909,658)	1,831,225	357,184

Other income (loss)	49,913	(55,678)	3,481	(105,709)
Financial expenses, net	(769,328)	(887,771)	(227,474)	(316,766)
Total other income / (expense)	(719,415)	(943,449)	(223,993)	(422,475)
Income / (loss) from continuing operations before income tax expense	1,238,275	(1,853,107)	1,607,232	(65,291)

Income tax expense	684,272	899,629	101,992	289,905
Income (loss) from continuing operations	554,003	(2,752,736)	1,505,240	(355,196)
Loss from discontinued operations, net of income tax	(1,361,787)	(590,882)	(869,302)	(262,775)
Net income (loss)	(807,784)	(3,343,618)	635,938	(617,971)
Other comprehensive income, net of income tax
Foreign currency translation adjustment	406,892	(106,019)	344,837	(489,365)
Comprehensive income	$(400,892)	$(3,449,637)	$980,775	$(1,107,336)

Basic net income per share – continuing operations	$0.02	$(0.12)	$0.06	$(0.02)
Basic net income/loss per share – discontinued operations	$(0.05)	$(0.02)	$(0.04)	$(0.01)
Basic net income per share	$(0.03)	$(0.14)	$0.02	$(0.03)

Diluted net income per share – continuing operations	$0.02	$(0.12)	$0.06	$(0.02)
Diluted net income/loss per share – discontinued operations	$(0.05)	$(0.02)	$(0.04)	$(0.01)
Diluted net income per share	$(0.03)	$(0.14)	$0.02	$(0.03)
Weighted average number of shares used in computing basic net income/loss per share	26,125,819	23,452,773	26,215,049	23,684,904
Weighted average number of shares used in computing diluted net income/loss per share	26,125,819	23,452,773	26,215,049	23,684,904

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Nine months ended September 30,		Three months ended September 30,
	2016	2015	2016	2015
Net income continuing operations (GAAP measure)	$554,003	$(2,752,736)	$1,505,240	$(355,196)
Add back:
Financial expense – including interest	719,415	943,449	223,993	422,475
Income tax expenses	684,272	899,629	101,992	289,905
Depreciation and amortization expense	3,487,532	3,662,420	1,152,865	1,179,937
Other adjustments*	785,738	1,601,190	137,252	258,759
Building sale	–	(895,000)	–	–
Total adjusted EBITDA from continuing operations	$6,230,960	$3,458,952	$3,121,342	$1,795,880

*Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Nine months ended September 30,		Three Months ended September 30,
	2016	2015	2016	2015

Revenue (GAAP measure)	$71,486	$69,160	$24,300	$23,289
Net income (loss) from continuing operations (GAAP measure)	$554	$(2,753)	$1,505	$(355)
Adjustments:
Amortization	2,165	2,286	698	720
Stock compensation	786	476	137	141
Non-cash taxes	608	687	229	387
EFB transition/UEC acquisition costs	–	1,126	–	118
Building sale gain	–	(895)	–	–
Net adjustments	$3,559	$3,680	$1,064	$1,366
Adjusted net income	$4,113	$927	$2,569	$1,011
Number of shares	26,126	23,453	26,215	23,685
Adjusted EPS from continuing operations	$0.16	$0.04	$0.10	$0.04